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Consent of Independent Registered Public Accounting Firm

The Board of Directors
Extendicare Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Extendicare Inc. dated March 31, 2006 of (i) our auditors’ report dated February 22, 2006 relating to the consolidated balance sheets of Extendicare Inc. as at December 31, 2005 and 2004, and the related consolidated statements of earnings, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005; and (ii) our comments by shareholders’ auditors for U.S. readers on Canada-U.S. reporting differences dated February 22, 2006, which reports appear in the 2005 Annual Report to Shareholders of Extendicare Inc. incorporated by reference or included in the annual report on Form 40-F of Extendicare Inc. for the fiscal year ended December 31, 2005.

/s/ KPMG LLP

Toronto, Canada
March 31, 2006